Exhibit 5.1

SIDLEY AUSTIN LLP 555 CALIFORNIA STREET SUITE 2000 SAN FRANCISCO, CA 94104 +1 415 772 1200 +1 415 772 7400 AMERICA • ASIA PACIFIC • EUROPE

December 18, 2020

Palo Alto Networks, Inc.

3000 Tannery Way

Santa Clara, California 95054

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Palo Alto Networks, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of 1,199,364 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share, issued to certain selling stockholders referred to in the prospectus supplement dated December 18 , 2020 (the “Prospectus Supplement”), pursuant to the Agreement and Plan of Merger, dated as of November 10, 2020 (the “Merger Agreement”), by and among the Company, Ember Acquisition Corp., a Delaware corporation and indirect wholly owned subsidiary of the Company, Ember Acquisition LLC, a Delaware limited liability company and direct wholly owned subsidiary of the Company, Expanse, Inc., a Delaware corporation, Expanse Holding Company, Inc., a Delaware corporation, Expanse Merger Sub, Inc., a Delaware corporation, and Fortis Advisors LLC, as securityholders’ representative. The Shares have been registered pursuant to a Registration Statement on Form S-3 (File No. 333-227324) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission on September 13, 2018.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Prospectus Supplement, the Merger Agreement, the Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware, the Amended and Restated Bylaws of the Company, and the resolutions adopted by the board of directors of the Company relating to the Registration Statement and a committee of the board of directors of the Company relating to the Merger Agreement, the Prospectus Supplement and the issuance and registration of the Shares by the Company. We have also examined and relied upon originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the

Palo Alto Networks, Inc.

December 18, 2020

authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity to the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to a Current Report on Form 8-K and the incorporation by reference of this opinion letter as an exhibit to the Registration Statement and to all references to Sidley Austin LLP included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP